Exhibit 23

                 Consent of Independent Public Accountants

      As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 10, 2000 (except with respect to the matter discussed in Note 12, as to which the date is March 3, 2000), included in or incorporated by reference into Thermo Sentron Inc.'s Annual Report on Form 10-K for the year ended January 1, 2000, into the Company's previously filed Registration Statement No. 333-66909 on Form S-8 and Registration Statement No. 333-79621 on Form S-8.



                                                Arthur Andersen LLP



Boston, Massachusetts
March 9, 2000